UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported) December 22, 2003

GENERAL MOTORS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	38-0572515

(State or other jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (313) 556-5000

SIGNATURES
EXHIBIT INDEX
First GM Charter Amendment
Second GM Charter Amendment

ITEM 5. OTHER EVENTS

     On December 22, 2003, General Motors Corporation (“GM”), Hughes Electronics Corporation (“Hughes”) and The News Corporation Limited (“News Corporation”) completed a series of transactions pursuant to which (1) Hughes was split off from GM (the “Split-Off”) through the exchange of one share of common stock, par value $0.01 per share, of Hughes, for, and in redemption of, each outstanding share of Class H Common Stock, par value $0.10 per share, of GM (“GM Class H common stock)”; (2) simultaneously with the Split-Off, GM sold and News Publishing Australia Limited (“NPAL”), a wholly owned subsidiary of News Corporation, purchased all of GM’s shares of Class B common stock, par value $0.01 per share, of Hughes, representing about 19.8% of the outstanding common stock of Hughes and GM’s retained economic interest in Hughes immediately prior to the Split-Off (the “Stock Sale”); and (3) immediately following the consummation of the Split-Off and the Stock Sale, NPAL acquired an additional approximately 14.2% of the outstanding common stock of Hughes through a merger of GMH Merger Sub, Inc., a wholly owned subsidiary of NPAL, with and into Hughes, with Hughes continuing as the surviving corporation. On December 22, 2003, in order to provide GM the ability to implement the Split-Off, GM filed with the Delaware Secretary of State an amendment to Article Fourth of the GM restated certificate of incorporation (the “First GM Charter Amendment”). On December 22, 2003, in order to eliminate certain provisions relating to the GM Class H common stock after completion of the transactions, GM filed with the Delaware Secretary of State another amendment to Article Fourth of the GM restated certificate of incorporation (the “Second GM Charter Amendment”). A copy of the First GM Charter Amendment and the Second GM Charter Amendment are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) Exhibits.

Exhibit No.	Exhibit

99.1	First GM Charter Amendment, dated December 21, 2003 and filed with the Delaware Secretary of State on December 22, 2003

99.2	Second GM Charter Amendment, dated December 22, 2003 and filed with the Delaware Secretary of State on December 22, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS CORPORATION

(Registrant)

Date: December 30, 2003	By:	/s/ PETER R. BIBLE

(Peter R. Bible, Chief Accounting Officer)

Exhibit Index

Exhibit No.	Exhibit

99.1	First GM Charter Amendment, dated December 21, 2003 and filed with the Delaware Secretary of State on December 22, 2003
99.2	Second GM Charter Amendment, dated December 22, 2003 and filed with the Delaware Secretary of State on December 22, 2003